                                                                    Exhibit 10.1





                       AGREEMENT FOR TECHNOLOGY TRANSFER,
                    MANUFACTURE, DISTRIBUTION AND AFFECTING
                        PATENT, TRADEMARK AND COPYRIGHTS




                                    * * * * *


                              DIGIDEAL CORPORATION

                                       AND

                                  PDS FINANCIAL


                                    * * * * *

                             TABLE OF CONTENTS
                             -----------------


1.  Parties.........................................................................................1

2.  Background......................................................................................1

3.  Definitions and Subject Matter..................................................................2

4.  Objectives......................................................................................4

5.  Scope of Rights Limited to Specified Designated Products........................................5

6.  Grant of Exclusive Rights.......................................................................5

7.  Agreement to Transfer Rights....................................................................6

8.  Subject Matter Under Obligation To Transfer.....................................................7

9.  Option to Repurchase Rights.....................................................................7

10.  Reservation of Rights..........................................................................7

11.  Geographical Scope of this Agreement...........................................................8

12.  Field of Use Limitations on Grant of Rights....................................................8

13.  License Fees...................................................................................8

14.  Granting of Subordinate Rights.................................................................9

15.  Grant of Trademark License....................................................................11

16.  Geographical Scope of Trademark License.......................................................11

17.  License to Sublicense Trademarks..............................................................11

18.  Quality Control Involving Trademarks..........................................................11

19.  Marking of Trademarks and No Re-Branding......................................................12

20.  License of Copyright Works....................................................................12

                                     ii

                                       TABLE OF CONTENTS
                                       -----------------

21.  Prototype.........................................................................................13

22.  Transfer of Support Documentation.................................................................13

23.  Commercial Production of Designated Product.......................................................13

24.  Components Used in Production of Designated Product...............................................13

25.  Costs of Production for Designated Product........................................................14

26.  Installation and Setup of Designated Product......................................................14

27.  Initial Charges...................................................................................14

28.  Revenue from Rentals and Sales....................................................................15

29.  Handling of Revenue from Designated Products......................................................15

30.  Reporting of Revenue and Designated Products......................................................16

31.  Other Types of Revenue............................................................................16

32.  Ownership of Designated Product...................................................................17

33.  Currency and Money................................................................................17

34.  Accounting Audits.................................................................................17

35.  Sales Versus Rentals..............................................................................18

36.  Sublicensing......................................................................................18

37.  Certifying and Licensing of Designated Products...................................................19

38.  Licensing With Gaming Commissions.................................................................19

39.  Installation, Servicing and Maintenance of Designated Product.....................................20

40.  Technical Support and Reimbursement for Expenses..................................................20

41.  Confidentiality of Disclosure and Designated Technology...........................................20

                                     iii

                                       TABLE OF CONTENTS
                                       -----------------


42.  Warrants to Purchase PDS Financial Stock..........................................................21

43.  Reciprocal Warrants to Purchase Digideal Stock....................................................22

44.  Patent Applications...............................................................................22

45.  Registration of License...........................................................................22

46.  Minimum Performance by PDS Financial..............................................................22

47.  Improvements and Developments in Designated Technology............................................23

48.  Employee Invention Agreements.....................................................................24

49.  Marking of Products Embodying Patent Rights and Copyrights........................................24

50.  Assignment and Ownership..........................................................................25

51.  Warranties of Digideal............................................................................25

52.  Disclaimer of Warranties by Digideal..............................................................25

53.  Warranties of PDS Financial.......................................................................25

54.  Disclaimer of Warranties by PDS Financial.........................................................26

55.  Enforcement of Patent and Other Exclusive Rights Against Infringers...............................26

56.  Notification of Infringement......................................................................27

57.  Claims From Third Parties.........................................................................27

58.  Covenants Not To Compete..........................................................................27

59.  Compliance with Export of Technology and Other Laws...............................................28

60.  Conversion To Non-Exclusive.......................................................................28

61.  Effect of Conversion..............................................................................29

                                     iv

62.  Termination by Digideal...........................................................................29

63.  Effect of Termination by Digideal.................................................................30

64.  Termination by PDS Financial......................................................................31

65.  Effect of Termination by PDS Financial............................................................31

66.  Modification of Agreement.........................................................................32

67.  No Waiver.........................................................................................32

68.  Severability......................................................................................32

69.  Force Majeure.....................................................................................32

70.  Applicable Law....................................................................................32

71.  Jurisdiction and Venue............................................................................32

72.  Notices...........................................................................................32

73.  Relationship of the Parties.......................................................................33

74.  Attorney's Fees...................................................................................33

75.  Integration, Entire Agreement.....................................................................33

76.  Counterpart Original Agreements...................................................................33

77.  Effective Date of Agreement and Term of Agreement.................................................33

78.  Arbitration.......................................................................................34

79.  Execution by Digideal - Digideal Corporation......................................................35

80.  Execution by PDS Financial - PDS Financial........................................................36

81.  Appendix A - Designated Trademarks................................................................37

82.  Appendix B - Exemplary Mortgage...................................................................38

                                     v

                                       TABLE OF CONTENTS
                                       -----------------



COPYRIGHT (C) RANDY A. GREGORY  1999 ALL RIGHTS RESERVED

1.  PARTIES
         1.1  This Agreement is made by and between:
              (a) DIGIDEAL CORPORATION, a Nevada corporation, whose business address is 811 South Sixth Street, Las Vegas, NV 89101, (hereinafter referred to as "DIGIDEAL" for convenience); and,
              (b) PDS FINANCIAL CORPORATION, a corporation organized under the laws of Minnesota, and its subsidiaries and affiliates, whose address is 6171 McLeod Drive, Las Vegas, NV 89120-4048, (collectively hereinafter referred to as "PDS FINANCIAL" for convenience).

2.  BACKGROUND

         2.1 DIGIDEAL has acquired and has developed improved technology directed to apparatuses and methods for playing live participant table card games using automated electronic table card game systems with electronic card displays for multiple participants. DIGIDEAL has devoted substantial time, effort and money to that development and now intends to transfer technology to PDS FINANCIAL. This transfer of technology is intended to facilitate and authorize PDS FINANCIAL to additionally develop the planned product, to bring the planned product to commercialization, and allow manufacture of the planned product.
         2.2 As a result of DIGIDEAL's activities it now owns certain technology, including patent application rights, copyrights, trademarks, trade secrets, know-how and other proprietary information relating to such technology.
         2.3 PDS FINANCIAL is involved with and interested in manufacturing and promoting equipment and games used in the gaming industry. PDS FINANCIAL desires to acquire rights in the technology developed by or for DIGIDEAL and to manufacture, distribute, sell, lease, use, service and promote products utilizing such technology, or license or sublicense others to do so.

         2.4 It is the intent of the parties to provide for a business relationship wherein DIGIDEAL will be supplying technology, proprietary rights, and will be supplying non-gaming device components to be used by PDS FINANCIAL. It is also the intent of the parties that PDS FINANCIAL will be manufacturing and assembling the systems. PDS FINANCIAL also will be programming the software, which will be used as part of the systems and which will control operation of the systems. PDS FINANCIAL will thus be controlling the manufacture of the systems and controlling the distribution of the systems to the gaming industry by either renting the systems or selling them to casinos or other users.

         2.5 It is also the intent of the parties to provide for transfer of technology from DIGIDEAL to PDS FINANCIAL to facilitate the manufacture, assembly and programming of the gaming systems. This will enhance development and aid in focused control of the finished product and software by PDS FINANCIAL to better serve the industry and provide security in the production of the finished product. To this end, various technical developments will be confidentially disclosed to PDS FINANCIAL, and there will be a transfer of patent and copyrights for the inventions and software associated with the technology being transferred and used in the systems, which will be produced and distributed by PDS FINANCIAL.
         2.6 In consideration of the premises, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto have agreed to the terms and conditions provided in this Agreement.

3.  DEFINITIONS AND SUBJECT MATTER

         3.1 ORIGINAL PATENT APPLICATION - DIGIDEAL is the owner of all right, title, and interest in certain inventions described in a U.S. Patent Application Serial No. 09/041,373 entitled "Automated System For Playing Live Casino Table Games Having Tabletop Changeable Playing Card Displays and Play Monitoring Security Features", filed March 11, 1998. Such patent application shall be referred to as the original patent application.
         3.2 FIRST C-I-P PATENT APPLICATION - DIGIDEAL is also the owner of all right, title, and interest in certain inventions described in a U.S. Patent Application Serial No. 09/159,813 entitled "Automated System For Playing Live Casino Table Games Having Tabletop Changeable Playing Card Displays and Play Monitoring Security Features", filed September 23, 1998. Such patent application shall be referred to as the first C-I-P patent application.
         3.3 SECOND C-I-P PATENT APPLICATION - DIGIDEAL is also the owner of all right, title, and interest in certain inventions described in a U.S.
Patent Application Serial No. 09/301,267 entitled "Automated System For
Playing Live Casino Table Games Having Tabletop Changeable Playing Card
Displays and Play Monitoring Security Features", filed April 27, 1999. Such patent application shall be referred to as the second C-I-P patent application. The Second C-I-P patent application also includes a related
Patent Cooperation Treaty, Application Serial No. PCT/US99/05361, filed March 11, 1999 of same title and disclosure as the Second C-I-P patent application.
         3.4 ANCILLARY PATENT APPLICATION - DIGIDEAL is also the owner by assignment of all right, title, and interest in certain inventions described in a U.S. Patent Application Serial No. 09/215,391 filed December 18, 1998 entitled "Method of Playing Blackjack with a Side Wager". Such patent application and any resulting continuations or divisional are referred to herein as the ancillary patent application.
         3.5 THE INVENTIONS - The term "The Inventions" (both capitalized) will include those inventions described in the original patent application and the ancillary patent application. The Inventions shall also include those inventions which are disclosed in said original patent application, the ancillary patent application and the first and second C-I-P applications, whether there are claims in such patent applications when filed, or if such patent applications are later amended to include such claims. The Inventions shall also include inventions which are the subject of any further patent application or patent applications which are either a continuation or divisional patent application based upon the original patent application, the ancillary patent application or said C-I-P applications, which lawfully claims patent rights which have a valid claim or right to claim priority based upon the original patent application, the ancillary patent application or said C-I-P applications. Any subsequent continuation-in-part applications filed based upon said original patent application or the ancillary patent application will be considered part of The Inventions to the extent of any patent claims contained therein are issued as a patent from a subsequent continuation-in-part application and are supportable upon the original disclosures of the original patent application, ancillary patent application or the first and second C-I-P applications, or to the extent of the issued patent claims based upon such subsequent continuation-in-part application have a scope which falls within the scope of any other patent claim covering The Inventions which is supportable upon the disclosure of the original patent application, the ancillary patent application, or first or second C-I-P applications.

         3.6  THE INVENTIONS, ADDITIONAL ASPECTS
              (a) The Inventions also includes improvements as specifically provided for in part 47.
              (b) The Inventions also includes any inventions included in any patent application filed on Designated Technology as defined hereinafter.
         3.7 THE PATENTS - The original patent application, any patents resulting from said original patent application either directly or indirectly, and any other patent applications or patents granted on The Inventions will be referred to herein as "The Patents".
         3.8 THE PATENT RIGHTS - The term "Patent Rights" (both capitalized) shall refer to any patent rights on The Inventions which issue in patents which have legal effect within the Designated Territories.
         3.9 DESIGNATED TECHNOLOGY - In addition to the technical information contained in The Patents, other related technical and business information have also been developed by DIGIDEAL generally relating to The Inventions described in the above-referenced patent applications and prototypes and subsequent designs developed since the filing of the original patent application. Exclusive rights under the laws of trade secrets and know-how protect much or all of such proprietary information. The Inventions, all Patent Rights which may be granted thereon, and related trade secrets, know-how and other proprietary information are under this Agreement and are hereinafter referred to for convenience and brevity as "Designated Technology".
         3.10 DESIGNATED TECHNOLOGY RIGHTS - DIGIDEAL has exclusive property rights or claims to exclusive property rights under the laws of the United States and foreign countries in such Designated Technology including potential patent rights (Patent Rights), copyrights (The Copyrights), trade secret rights, know-how rights and technical information rights. Such exclusive rights shall herein be referred to collectively as the Designated Technology Rights.
         3.11 THE COPYRIGHT WORKS - DIGIDEAL may provide or hereafter develop, in-full or in-part, works in which copyrights exists. These works shall be referred to as "The Copyright Works" and may include certain writings, computer software, business plans, technical descriptions, drawings, graphical works, promotional materials, writings, videos, sound recordings and/or other works produced by or for DIGIDEAL which relate to the Designated Technology and the business related thereto. Such works are also under this Agreement and are hereinafter referred to as "The Copyright Works". The subject matter considered within The Copyright Works may include proprietary, trade secret or know-how information which fall within the definition of Designated Technology. Additionally, their may be works within The Copyright Works which exist for the written, graphic or other expression which is legally and conceptually separable from the technological content being expressed. Such expressions are protected under The Copyrights associated with The Copyright Works, and the Copyrights associated therewith may outlive any other exclusive rights in the Designated Technology.
         3.12 THE COPYRIGHTS - The copyrights attendant to The Copyright Works shall herein be referred to as "The Copyrights" (both capitalized).
         3.13 DESIGNATED TRADEMARKS - DIGIDEAL further desires to grant rights in certain trademarks, which may be created for use in connection with the Designated Technology. Any such trademarks are agreed by the parties to be considered under this Agreement, and herein referred to as "Designated Trademarks". Further trademarks may be added to the subject matter of Designated Trademarks through written Trademark Addenda submitted by DIGIDEAL and accepted by PDS FINANCIAL.
         3.14 DESIGNATED TRADEMARK RIGHTS - The rights associated with such Designated Trademarks are the "Designated Trademark Rights".
         3.15 DESIGNATED PRODUCTS - Products which use the Designated Technology are herein referred to as "Designated Products". Use of the Designated Technology for purposes of this definition shall include products which incorporate designs which are based on the Designated Technology, products which use any processes included in the Designated Technology, and products which are produced using any new production processes included in the Designated Technology.
         3.16 DESIGNATED TERRITORY - Part 11 defines the term Designated Territory as used in this Agreement.

4.  OBJECTIVES

         4.1 PDS FINANCIAL - PDS FINANCIAL wishes to obtain Designated Technology, including proprietary information embodying and describing the Designated Technology and to obtain and/or license rights under The Patents, Designated Technology Rights, The Copyrights and Designated Trademark Rights for purposes of conducting business using such Designated Technology, The Copyrights and Designated Trademarks. With regard to licensed rights, PDS FINANCIAL also desires to obtain authority to sublicense others who will participate in the distribution of the Designated Product.
         4.2 DIGIDEAL - DIGIDEAL wishes to transfer technology to PDS FINANCIAL and gain revenue from the commercialization of Designated Products.

5.  SCOPE OF RIGHTS LIMITED TO SPECIFIED DESIGNATED PRODUCTS
         5.1 The rights granted to PDS FINANCIAL hereunder shall only apply to Designated Products which are included within the following definition, or as otherwise agreed by the parties hereto in writing:

         Gaming systems which utilize automated electronically controlled visual displays which during the play of games include traditional playing card depictions or depictions of cards with slot symbols or merely slot symbols. The symbols are displayed by said visual displays, said gaming systems being adapted for play by at least one dealer and at least one player who are physically present in a single room to play a card game using such playing card depictions.
The above definition includes three systems under development, which are trademarked as "Digital 21", "SlotJack" and "Bonanza BlackJack" and any future version of these games.
         5.2 The rights granted herein also do not extend to any other products beyond the specification contained in the above paragraph 5.1 unless agreed to in writing by DIGIDEAL.
         5.3 The rights granted herein do not extend to new products beyond the specification contained in the above paragraph 5.1 unless agreed to in writing by DIGIDEAL.

6.  GRANT OF EXCLUSIVE RIGHTS
         6.1 DIGIDEAL hereby grants to PDS FINANCIAL certain exclusive rights as detailed below within the Designated Territories (see part 11):
              (a) The rights to manufacture, assemble, produce, program, reprogram, market, promote, lease, use, sell, service, repair, recover (repossess), and remanufacture products which are within The Patent Rights and which are otherwise within the scope of the rights being licensed in the Designated Products under this Agreement;

              (b) The rights to practice or otherwise use any methods or processes which are within The Patent Rights and which are otherwise within the scope of the rights being licensed in the Designated Products under this Agreement;
              (c) The rights to manufacture, assemble, produce, program, reprogram, market, promote, lease, use, sell, service, repair, recover, and remanufacture products which are leased or sold using The Trademarks or which otherwise utilize The Trademark Rights in connection therewith;
         6.2 The rights provided in this part include exclusive rights which are within The Patent Rights and which are otherwise within the scope of the rights being licensed in the Designated Products under this Agreement.

7.  AGREEMENT TO TRANSFER RIGHTS
         7.1 DIGIDEAL agrees to transfer to PDS FINANCIAL rights as provided for in section 8, subject to the following terms, conditions and limitations.
         7.2 The provisions of this section involving assignment of ownership rights to PDS FINANCIAL shall only apply to the United States of America and are subject to the limitations of part 12.
         7.3 DIGIDEAL will transfer to PDS FINANCIAL the property rights subject to the obligation of section 8 immediately after being notified by PDS FINANCIAL, and conditioned upon full payment to DIGIDEAL of the amounts owed by PDS FINANCIAL under the provisions of section 13.1(a). Notification by PDS FINANCIAL will be in writing. and provide: a) a statement that transfer of the property right or rights is needed in accordance with this Agreement; and, b) an explanation that at least one of the following events has occurred which triggers this provision for transfer:
              (a) Upon PDS FINANCIAL submitting the Designated Product in an effort to obtain the license or licenses from the Nevada Gaming Commission which allow PDS FINANCIAL to exercise the rights provided for in part 6.1(a);
              (b) If PDS FINANCIAL is in production and actively distributing the Designated Product in any jurisdiction within the Designated Territory.
         7.4 Any rights not authorized to be practiced by PDS FINANCIAL under the terms of this Agreement are exclusively licensed back to DIGIDEAL with regard to any of The Patents which have been transferred to PDS FINANCIAL under the terms of part 7.
         7.5 Prior to any transfer of one or more patents from DIGIDEAL to PDS FINANCIAL which comprise The Patents, PDS FINANCIAL shall execute a mortgage of patent rights in favor of DIGIDEAL. Such mortgage of patent rights shall be executed by a corporate officer of PDS FINANCIAL, be notarized, and shall bear the corporate seal, if a seal is available. The mortgage of patent rights shall be delivered in original form to DIGIDEAL or their agent who shall have the mortgage of patent rights officially recorded with the U.S. Patent and Trademark Office, or any other appropriate patent office or other authority relating to the Designated Territory.
         7.6 The mortgage shall secure the obligations owed by PDS FINANCIAL to pay DIGIDEAL under the terms of this Agreement. Failure of PDS FINANCIAL to make all payments owed to DIGIDEAL under this Agreement shall be a default which can be remedied by foreclosure upon the mortgage of patent rights. See Appendix B to this Agreement.

8.  SUBJECT MATTER UNDER OBLIGATION TO TRANSFER
         8.1 The obligation to transfer rights as provided for in part 7 shall apply to the following property rights:
             (a) Patent rights contained in pending patent applications and issued patent rights included within The Patent Rights which are effective within the United States of America.
             (b) Registered Copyrights on all Copyright Works which are incorporated into the Designated Product as leased or sold which are effective within the United States of America.

9.  OPTION TO REPURCHASE RIGHTS
         9.1 DIGIDEAL shall have an option to repurchase any and all rights which have been transferred under the provisions of part 7. The option to repurchase shall be exercisable upon the following conditions:
              (a) If PDS FINANCIAL loses its license with the Nevada Gaming Commission or other applicable authority of the state of Nevada with regard to manufacturing or distributing Designated Product, and PDS FINANCIAL cannot achieve reinstatement within one (1) year after losing said license.
              (b) If PDS FINANCIAL loses its license with three (3) or more gaming commissions of states other than the state of Nevada with regard to manufacturing or distributing Designated Product, and PDS FINANCIAL cannot achieve reinstatement within one (1) year in at least one of the three states.
              (c) If PDS FINANCIAL is terminated under the provisions of this Agreement.
         9.2 The option to repurchase shall be exercised by notifying PDS FINANCIAL in writing that DIGIDEAL wants to exercise the option provided for in this section. DIGIDEAL shall tender payment in the amount of One Thousand Dollars ($1,000) along with the written notification that it is exercising this option. PDS FINANCIAL shall then execute an assignment of patent rights covering the patent or patents for which the option is being exercised. The option shall apply to one or more patents which are within the definition of The Patents.

10.  RESERVATION OF RIGHTS
         10.1 Any rights not authorized to be practiced by PDS FINANCIAL under the terms of this Agreement are specifically reserved by DIGIDEAL with regard to any of The Patents which are not transferred to PDS FINANCIAL under the terms of part 7.
         10.2 Any non-patent rights not authorized to be practiced by PDS FINANCIAL under the terms of this Agreement are specifically reserved by DIGIDEAL.

11.  GEOGRAPHICAL SCOPE OF THIS AGREEMENT
         11.1 The rights granted under this Agreement shall apply to the following Designated Territories except as otherwise specifically limited -
               (a)  The United States of America;
               (b) Not included are the territories and possessions of the United States of America.

12.  FIELD OF USE LIMITATIONS ON GRANT OF RIGHTS
         12.1 All rights granted under this Agreement shall be limited with regard to an authorized field of use. The authorized field of use shall only allow activity by PDS FINANCIAL in connection with commercial establishments not including Native American owned businesses, Native American operated businesses, and other Native American activities. "Native American" for purposes of this Agreement shall be interpreted in accordance with the statutes or regulations of any applicable State Government, the District of Columbia (if applicable), or if such jurisdictions do not have provisions defining Native American, then as provided for under the laws of the United States Government.
         12.2 Native American owned or operated businesses must be owned or directly operated by controlling management or owners to the extent of at least fifty percent (50%) of the ownership or controlling management interests in the organization being considered.
         12.3 Because similar rights are being exclusively licensed to third parties similar to the rights being granted to PDS FINANCIAL, except with respect to the Native American field of use, then PDS FINANCIAL is excluded from all rights included within the Native American field of use defined herein.

13.  LICENSE FEES
         13.1  PDS FINANCIAL shall pay DIGIDEAL license fees totaling
*** Dollars ($*** U.S.).
               (a) A first portion of the license fees shall be paid in the form of a single payment in the amount of *** Dollars ($*** U.S.). The first portion payment must be paid at the time this Agreement is signed by both parties.
                    (1) The first portion payment must be fully received
                by DIGIDEAL without dishonor or other impediment to DIGIDEAL's complete ownership thereof no later than ten (10) days after the effective date of this Agreement, or else this Agreement shall be automatically void AB INITIO.
                     (2) The first portion license fee is subject to
                 refund during a waiting period of thirty days (30) beginning on the effective day of this Agreement. Such refund will be made if PDS FINANCIAL demonstrates a reasonable basis for terminating the Agreement based upon further analysis of patent issues. If such refund is requested then the Agreement will terminate without cure unless the parties subsequently reinstate the Agreement in writing. Refund shall be made by DIGIDEAL within ten (10) days of demand by PDS FINANCIAL in writing.
                     (3) The first portion license fee is subject to
                 refund if the Nevada Gaming Commission does not approve the Designated Product for manufacture or sale within two years from the effective date of this Agreement. If PDS FINANCIAL elects to have this amount refunded, then DIGIDEAL shall be empowered to terminate this Agreement without any opportunity to cure and without any waiting period. If desired, DIGIDEAL can terminate this Agreement after PDS FINANCIAL seeks refund and such termination will become effective upon payment of the refund for the first portion license fee. Any fees actually paid for other portions of the license fee shall not be subject to refund.
               (b) A second portion of the license fees shall be paid in the form of a single payment in the amount of *** Dollars ($*** U.S.) which shall be paid within five (5) days after the Nevada Gaming Commission approves the Designated Product for manufacture or sale.

               *** Confidential treatment requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (c) A third portion of the license fees shall be paid in the form of a single payment in the amount of *** Dollars ($*** U.S.) which shall be paid within five (5) days after any gaming commission or equivalent authority empowered by any state government other than the state of Nevada, approves the Designated Product for manufacture or sale in a state other than Nevada. The second and third portion payments may occur in time in any order without effect upon these independent payment obligations.
               (d) A fourth portion of the license fees shall be paid in the amount of *** Dollars ($*** U.S.). The fourth portion shall be paid by ***. Such portion of gross revenues shall be set aside until the fourth portion of the license fees and any other portions of the license fees are fully paid.
         13.2 All licensee fees paid are non-refundable except as provided for above in connection with the first portion of the license fees.

14.  GRANTING OF SUBORDINATE RIGHTS
         14.1 DIGIDEAL hereby grants to PDS FINANCIAL rights to license or sublicense one or more of the rights granted to PDS FINANCIAL under this Agreement, subject to the following conditions and limitations.
         14.2 Any rights granted by PDS FINANCIAL to third parties must be within the scope of the associated rights granted to PDS FINANCIAL hereunder. If the rights of PDS FINANCIAL hereunder are subject to termination or diminishment in any respect, then any grant of rights by PDS FINANCIAL to third parties must similarly be subject to termination or diminishment in the same regard. Any failure on the part of PDS FINANCIAL to adequately provide limitations in agreements with third parties shall not work to limit DIGIDEAL's rights under this Agreement and shall be considered a material breach under this Agreement.
         14.3 PDS FINANCIAL warrants that it will only enter into agreements with any third parties which contain full provisions limiting the third party's rights relative to DIGIDEAL. PDS FINANCIAL further warrants that in any and all agreements with third parties granted under this Agreement, that language will be included indicating that the Agreement has been entered into in furtherance of an agreement with DIGIDEAL and that Digideal may have rights which affect the agreement with third parties and acknowledging that rights held by DIGIDEAL may affect rights of any such third party.

         *** Confidential treatment requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         14.4 PDS FINANCIAL shall have the authority to grant subordinate rights allowing third parties to exclusively or non-exclusively practice the following rights within the scope of rights licensed to PDS FINANCIAL under part 6. Any grant of subordinate rights shall only cover a portion of the Designated Territory, or a portion of the commercial areas contained within the Designated Territory and authorized field of use limitations provided for herein.
         14.5 PDS FINANCIAL is empowered to grant subordinate rights falling within the following rights:
               (a) Distribute, lease, use, service and promote products or practice methods protected under The Patents;
               (b) Distribute, lease, use, service and promote products which incorporate or use the Designated Technology; and
               (c) Practice methods contained in the Designated Technology.
         14.6 Part 11 shall apply to define the geographical scope of the subordinate rights granted in this part.
         14.7 The grant by PDS FINANCIAL of any license or sublicense hereunder will be limited in time to no more than five (5) calendar years. If there are any provisions for renewal, then any renewal will be subject to denial by DIGIDEAL should PDS FINANCIAL's rights become converted to non-exclusive or be terminated.
         14.8 Any licensee or sublicensee of PDS FINANCIAL which participates in a breach of this Agreement shall be subject to conversion or termination under the same terms as are applicable to PDS FINANCIAL.
         14.9 The grant of all or substantially all of the exclusive Patent Rights by PDS FINANCIAL to another party shall be considered an assignment and not a sublicense, and thus cannot be licensed, sublicensed or assigned without DIGIDEAL's approval in writing.
         14.10 Any licensee or sublicensee granted rights under PDS FINANCIAL must be fully licensed with any and all gaming commissions having jurisdiction over the activities of the licensee or sublicensee as authorized under this Agreement.

15.  GRANT OF TRADEMARK LICENSE
         DIGIDEAL hereby grants to PDS FINANCIAL an exclusive trademark license to use the Designated Trademarks, in connection with the sale, distribution, promotion or use of the Designated Products.

16.  GEOGRAPHICAL SCOPE OF TRADEMARK LICENSE
     The geographical scope of the trademark license of section 15 shall be the same as that provided for in section 11.

17.  LICENSE TO SUBLICENSE TRADEMARKS
         17.1 DIGIDEAL agrees that PDS FINANCIAL shall have the right to sublicense others to use one or more of the Designated Trademarks in one or more of the manners of use allowed to PDS FINANCIAL. All agreements to sublicense by PDS FINANCIAL shall include terms requiring at least the requirements of sections 18-19 below.
         17.2 If any Trademark Rights are transferred from DIGIDEAL to PDS FINANCIAL, such as in a manner analogous to the provisions of section 7, then the rights transferred shall be subject to reconveyance to Digideal under the conditions of section 9.

18.  QUALITY CONTROL INVOLVING TRADEMARKS
         18.1 PDS FINANCIAL does not require any further approvals to use the Designated Trademarks in connection with the Designated Products.
         18.2 If PDS FINANCIAL wishes to use the Designated Trademarks with any products different from the Designated Products, then PDS FINANCIAL shall notify DIGIDEAL in writing prior to the initial distribution of any such products which are to be marked with the Designated Trademarks. This requirement shall not apply to any new products which are either supplied by DIGIDEAL or if DIGIDEAL supplies all or substantially all of the components used by PDS FINANCIAL in assembling and manufacturing the finished product. Any such notification shall explain the nature of the new products to be distributed and the planned date of first distribution. DIGIDEAL shall have at least four (4) weeks to review each such Trademarked Product prior to the planned date of first distribution. Thereafter DIGIDEAL shall approve distribution in writing, or indicate the reasons for which approval is denied, or indicate the changes needed for approval. PDS FINANCIAL may not distribute any new product bearing a Designated Trademark until written approval is received from DIGIDEAL. DIGIDEAL shall not make requirements for quality which are unreasonable in light of standard industry practices.
         18.3 PDS FINANCIAL agrees to permit DIGIDEAL or its representative to inspect facilities where any products bearing a Designated Trademark are being manufactured and packaged upon prior notice of three (3) business days.
         18.4 DIGIDEAL shall have the right upon prior notice of three (3) business days to enter upon or have its representatives enter upon the premises of PDS FINANCIAL or any sublicensee to inspect the quality of goods being sold, services being rendered, or goods or services which otherwise use the Designated Trademarks.
         18.5 In the event that the above-stated quality standards are not met or maintained throughout the term of this Agreement, DIGIDEAL has the right to require that PDS FINANCIAL comply with such quality standards within seven (7) business days or cease production until compliance can be provided.

         18.6 The provisions of 18.2-18.5 immediately above shall apply fully to any and all sublicenses which PDS FINANCIAL may enter into with third parties.

19.  MARKING OF TRADEMARKS AND NO RE-BRANDING
         19.1 To the extent there will be any marking of Designated Trademarks by PDS FINANCIAL under this Agreement, PDS FINANCIAL agrees to mark all labels, advertising, packaging and other instances of use of the Designated Trademarks with either the notification (TM) or with the symbol consisting of an R within a circle (R) to indicate such trademarks are registered, if and when such trademarks do become registered by the United States Patent and Trademark Office. Usage of the Designated Trademarks by PDS FINANCIAL or any sublicensee in the U.S. and/or any foreign country shall comply with all established practices of such countries for notifying or indicating that the Designated Trademarks are claimed as exclusive.
         19.2 PDS FINANCIAL also agrees that no re-marking or re-branding of Designated Products will occur without written authorization from DIGIDEAL. Re-marking or re-branding of Designated Products means application of any additional or changed trademark or other indication of origin upon the Designated Product other than trademarks applied under this Agreement or under another or modified agreement with DIGIDEAL or at DIGIDEAL's instruction when the Designated Products are originally manufactured, serviced, maintained, rebuilt, or repaired.

20.  LICENSE OF COPYRIGHT WORKS
         20.1 DIGIDEAL hereby grants to PDS FINANCIAL an exclusive license to exercise any rights available under copyrights. The rights granted under this provision are for use of The Copyrights but only in connection with Designated Products. The geographical scope of the license shall be the same as that provided for in section 11. The license granted under this part also includes the right to sublicense others to perform any acts PDS FINANCIAL has a right to perform with respect to The Copyright Works.
         20.2 To the extent that any Copyrights are transferred from DIGIDEAL to PDS FINANCIAL under the provisions of section 7, then the license is superseded by the transfer until such time as any reconveyance may occur to DIGIDEAL.

21.  PROTOTYPE
         21.1 DIGIDEAL agrees to transfer a currently developed prototype unit of the Designated Product along with associated software and other key technical information needed for operation within thirty (30) days after the effective date of this Agreement.
         21.2 The prototype shall be used for testing and as is otherwise appropriate to the project, but is not intended to be sold or placed for rentals.

22.  TRANSFER OF SUPPORT DOCUMENTATION
         22.1 DIGIDEAL shall disclose to PDS FINANCIAL at its chosen location, equipment and documentation, including without limitation, drawings, books, setup information, maintenance information, table mounting layouts, software, hardware, source codes, and related materials needed by PDS FINANCIAL to manufacture, market, promote, lease, service, repair, and remanufacture the Designated Product.
         22.2  All Designated Technology in addition to the prototype covered in part 21, which is obligated to be transferred to PDS FINANCIAL will be transferred no later than thirty (30) days after the effective date of this Agreement.

23.  COMMERCIAL PRODUCTION OF DESIGNATED PRODUCT
         23.1 PDS FINANCIAL shall have responsibility for production of Designated Product produced under this Agreement.
         23.2 Facilities and production equipment used by PDS FINANCIAL to produce Designated Product will be at the cost of PDS FINANCIAL and determined by PDS FINANCIAL. The facilities and production equipment used by PDS FINANCIAL must produce Designated Product which is of acceptable quality to DIGIDEAL.
         23.3 PDS FINANCIAL will take components provided by DIGIDEAL or third party suppliers appointed or selected by DIGIDEAL and assemble, manufacture, program, test and otherwise prepare and package the Designated Product for distribution to casinos or other customers.
         23.4 PDS FINANCIAL shall pay DIGIDEAL for all components billed by DIGIDEAL to PDS FINANCIAL within ten (10) days of receipt of the components by PDS FINANCIAL. Such shall be shipped f.o.b. Spokane, Washington.

24.  COMPONENTS USED IN PRODUCTION OF DESIGNATED PRODUCT
         24.1 Components used in the Designated Product shall be supplied by DIGIDEAL or as mutually agreed by DIGIDEAL and PDS FINANCIAL.
         24.2 If DIGIDEAL and PDS FINANCIAL agree that PDS FINANCIAL will supply components for the Designated Product, then a price will be agreed to and used in determining the costs of production for the Designated Product.
         24.3 If DIGIDEAL decides to have components to be supplied to PDS FINANCIAL by third party suppliers in lieu of from DIGIDEAL, then the quality of components supplied by such third party suppliers shall be acceptable to and approved by PDS FINANCIAL. Any components supplied by third party suppliers shall be billed through DIGIDEAL or as otherwise authorized by DIGIDEAL. DIGIDEAL shall use best efforts to supply components in a timely manner.

25.  COSTS OF PRODUCTION FOR DESIGNATED PRODUCT
         25.1 PDS FINANCIAL will have actual and direct costs of production in assembling and manufacturing Designated Product. It is expected that the actual and direct costs of production will be in the range of *** Dollars ($***) to *** Dollars ($***), per Designated Product system. The actual and direct costs of production will be determined by the actual costs of all components supplied to PDS FINANCIAL and the agreed value of any components made by PDS FINANCIAL.
         25.2 Also included in actual and direct costs of production are the direct costs associated with assembling, packaging and shipping the Designated Product. The actual and direct costs of production shall not include general administration, space and facilities charges, installation and setup, and overhead associated with PDS FINANCIAL's performance under this Agreement.

26.  INSTALLATION AND SETUP OF DESIGNATED PRODUCT
         26.1 PDS FINANCIAL will also have installation and setup costs associated with work done either by PDS FINANCIAL or its sublicensee who is performing installation and setup of the Designated Products.
         26.2 Installation and setup costs are the actual costs of installation and setup as is charged to PDS FINANCIAL by a sublicensee, or actual time spent by employees of PDS FINANCIAL in performing these functions. Installation and setup shall not include general and administrative expenses, space and facilities charges, or other overhead.

27.  INITIAL CHARGES
         27.1 The allowed costs of PDS FINANCIAL for actual and direct costs of production and for installation and setup will herein be termed the initial charges. The initial charges represent the marginal costs of production, installation, and warranty for parts (for one year). They do not include administrative, sales, marketing, non-specific distribution costs, or servicing costs. Freight is not an initial charge and shall be paid by PDS FINANCIAL.
         27.2 If DIGIDEAL supplies components or arranges for the supply of components to PDS FINANCIAL for use in the Designated Products, then DIGIDEAL shall be allowed a vendor management fee equal to ten percent (10%) of the costs paid by PDS FINANCIAL. Such vendor management fee shall be deducted prior to determining the allowable initial charges.
         *** Confidential treatment requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28.  REVENUE FROM RENTALS AND SALES
         28.1 PDS FINANCIAL or any authorized licensees or sublicensees shall then place the Designated Product with casinos or other users who shall pay rentals or purchase the units.
         28.2 The parties contemplate that rentals for the Designated Product will be in the range of *** Dollars ($*** U.S.) to *** Dollars ($*** U.S.) per month. If pricing is less than this range, then it shall be agreed by both parties.
         28.3 The rentals, sales revenue or other revenue received from the Designated Product shall be first used by PDS FINANCIAL to recoup the allowed initial charges as described in part 27.1. In addition to the allowed initial charges PDS FINANCIAL shall also be allowed a marketing and setup allowance equal to Five Hundred Dollars ($500.00) per Designated Product. Any rentals, purchase revenues, or other revenue received thereafter shall be divided equally between DIGIDEAL and PDS FINANCIAL. Any agreement between PDS FINANCIAL and any licensee or sublicensees shall not reduce the amount received by DIGIDEAL which will remain the same no matter what licensing or sublicensing PDS FINANCIAL may choose to employ or not employ in furtherance of its obligations and responsibilities under this Agreement.
         28.4 The rental or sales revenue received in connection with Designated Product shall be measured as the true price paid by the user, e.g. casino or other user. This applies whether PDS FINANCIAL has appointed any licensee or sublicensee who is between or in any manner receives revenue from the sale or rental of Designated Product.

29.  HANDLING OF REVENUE FROM DESIGNATED PRODUCTS
         29.1 PDS FINANCIAL shall provide any needed billing of customers for the rental and sales revenue, and receive payments constituting the revenue from rents, sales or other revenue or proceeds from Designated Product placed by PDS FINANCIAL or its licensees.
         29.2 PDS FINANCIAL shall deposit DIGIDEAL's share of such rents in an escrow account within ten (10) days from the time PDS FINANCIAL receives any such payments.


         *** Confidential treatment requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.  REPORTING OF REVENUE AND DESIGNATED PRODUCTS
         30.1 PDS FINANCIAL shall account in writing for all receipts of revenue and any refunds of revenue in a regular accounting report to DIGIDEAL which shall be done at least once per calendar month, or on a more frequent basis if PDS FINANCIAL desires. The regular accounting reports shall list all Designated Product which have been manufactured by PDS FINANCIAL since the last regular accounting report. It will also show all Designated Product which has been placed for rental and the amount of revenue billed and the revenues actually received on each Designated Product, or group of Designated Product if multiple systems are at one facility. Such regular accounting report shall also show all sales which have been made and the sale prices agreed to, amounts billed and amounts actually received as revenue in connection with such sales. The regular accounting report will also show all Designated Product which has been returned, either as returned rentals or returned sales. Such monthly accounting report shall identify the Designated Product by serial number and indicate the place of location, the organization or person who is in possession of the Designated Product and the agreed rental rate. Still further the accounting will indicate the actual initial charge associated with each Designated Product listed and the amount of rent which has previously been recovered and the amount of any setoff which has been taken by PDS FINANCIAL in connection with recovery of the initial charge.
         30.2 DIGIDEAL's share of all rental and sales revenue received by PDS FINANCIAL shall be kept separate from regular operating expenses of PDS FINANCIAL until paid out to DIGIDEAL. Payments to DIGIDEAL shall be accompanied with a regular accounting report which has been prepared accounting for all funds owed to DIGIDEAL and showing the payments made and the associated rents and sales receipts for which the payments to DIGIDEAL are being made.
         30.3 The regular accounting report and payments to DIGIDEAL and PDS FINANCIAL shall be made no later than the fifteenth (15th) day of the month immediately following the calendar month for which the accounting report covers the transactions.
         30.4 Rent received by PDS FINANCIAL will first be used as authorized herein to satisfy initial charges, until the full amount of the initial charge is recovered by PDS FINANCIAL. After PDS FINANCIAL has recovered the initial charge, then one-half of all revenue received will be paid to DIGIDEAL and one-half shall be paid to PDS FINANCIAL. Revenue shall be measured at the customer level, e.g. casino or other user's amount of charge and shall not be diminished to cover the fees associated with the activities of licensees or sublicensees.

31.  OTHER TYPES OF REVENUE

         31.1 Revenue from sales or rentals compensated for in a fashion other than monetary payment, franchise fees, sublicensing fees or other revenue or value received by PDS FINANCIAL in connection with distribution of Designated Product shall be treated in the same manner as rent.
         31.2 If sales are made on an installment basis, then the installment payments are treated similar to rental payments. Payments on sales are considered made when received by PDS FINANCIAL and are handled in a similar fashion as specified with regard to rent payments.

32.  OWNERSHIP OF DESIGNATED PRODUCT
         32.1 If Designated Product is rented, then the Designated Product shall be owned by PDS FINANCIAL.
         32.2 The disposition, retirement, remanufacture or other use of Designated Product returned from rental use shall be determined by PDS FINANCIAL.
         32.3 The disposition, retirement, remanufacture or other use of Designated Product returned from a purchase customer shall be determined by PDS FINANCIAL.
         32.4 Designated Product which is sold to customers shall be owned by the purchasing customer or a subsequent purchaser unless returned to PDS FINANCIAL.

33.  CURRENCY AND MONEY
         All monetary amounts specified in this Agreement are in United States Dollars.

34.  ACCOUNTING AUDITS
         34.1 DIGIDEAL shall have the right to inspect with three (3) business days prior notice, the records of PDS FINANCIAL and all licensees or sublicensees which are relevant to indicate the amount of rental revenue, sales revenue, or other compensation which is owed to DIGIDEAL or otherwise to be paid in connection with this Agreement.
         34.2 DIGIDEAL shall also have the right to inspect the records of PDS FINANCIAL and all licensees or sublicensees which are relevant to the quality of Designated Product produced by or for PDS FINANCIAL and all licensees or sublicensees.
         34.3 The rights to inspect indicated herein include the right to have an audit conducted by an appropriate auditing or accounting firm. If an audit indicates that PDS FINANCIAL has failed to pay amounts rightfully owed to DIGIDEAL due to careless or inappropriate behavior or accounting, then the cost of the audit shall be fully paid by PDS FINANCIAL or the licensee or sublicensee who owes such amount.
         34.4 The parties hereto agree that there may be a yearly audit conducted at DIGIDEAL's request for purposes of confirming the amounts owed DIGIDEAL in connection with this Agreement. The parties will share equally in bearing the costs of such a yearly audit.

35.  SALES VERSUS RENTALS
         35.1 The parties hereto contemplate and it is their stated intent that most or all placement of Designated Products will occur on a rental basis.
         35.2 The parties hereto also recognize that in some jurisdictions there may be applicable regulations which prohibit or render impractical the rental of Designated Products, and therefore agree that PDS FINANCIAL can engage in direct sale of Designated Products to casinos or other users.
         35.3 The decision whether to rent or sell Designated Product is determined by PDS FINANCIAL.

36.  SUBLICENSING
         36.1 Any licenses or sublicenses granted hereunder shall be limited to the scope of rights and privileges granted to PDS FINANCIAL and subject to the same terms, conditions and obligations.
         36.2 PDS FINANCIAL shall not enter into any agreement with any purported or actual licensee or sublicensee which fails to include clear and specific language indicating all limitations imposed upon PDS FINANCIAL under this Agreement as it affects the rights to be exercised by any such licensee or sublicensee.
         36.3 If PDS FINANCIAL receives monetary or other remuneration or value in addition to or lieu of rental fees or sales revenue in connection with manufacture and distribution of Designated Products, then PDS FINANCIAL shall report such revenue and it shall be treated in the same manner as rental revenue. This shall also apply to any franchise fees or other fees paid by any licensee or sublicensee for the right to perform under this Agreement.
         36.4 If PDS FINANCIAL delegates any responsibilities under this Agreement to a licensee or sublicensee, then the monetary effect of any such delegation will not diminish the revenue which DIGIDEAL would otherwise have received if the delegation had not occurred and PDS FINANCIAL instead performed directly under this Agreement.
         36.5 Any licensee or sublicensee authorized by PDS FINANCIAL shall be obligated to make payments as specified herein the same as obligations of PDS FINANCIAL in connection with any revenue which is reportable under part 15, 16. All licenses or sublicenses shall include provisions so obligating the licensees or sublicensees. If any such licensee or sublicensee receives benefits under or equivalent to those granted to PDS FINANCIAL, and PDS FINANCIAL fails to pay, then the licensee or sublicensee receiving such benefits shall pay the obligation. Any licensee or sublicensee shall also be obligated to report the information specified in part 15, 16 with respect to the activities of PDS FINANCIAL which have been delegated to such licensee or sublicensee and the written agreements between PDS FINANCIAL and any such licensee or sublicensee shall so provide. Any such licensee or sublicensee shall only be obligated with respect to the obligations or benefits received by that licensee or sublicensee and not obligations or benefits granted to other licensees or sublicensees or portions retained by PDS FINANCIAL.
         36.6 The obligation of PDS FINANCIAL to make payments pursuant to sections 16 and 25 shall not and cannot be delegated or become the responsibility of any licensee or sublicensee.

37.  CERTIFYING AND LICENSING OF DESIGNATED PRODUCTS
         37.1 PDS FINANCIAL shall submit Designated Product developed hereunder to any applicable gaming commission or testing laboratory as needed to gain approval, licensing, or other certification as required or deemed desirable prior to placement of the Designated Products for rental or sale, if such is required. Exemplary authorities in either: a) the state of Nevada, or b) the states of New Jersey and Mississippi, or Gaming Laboratories International (individually, "Certifying Authority", collectively, "Certifying Authorities").
         37.2 PDS FINANCIAL shall incur all costs of licensing and certification of the Designated Product.
         37.3 PDS FINANCIAL and DIGIDEAL will cooperate as needed to overcome any requirements imposed by a gaming commission or other regulatory authority having jurisdiction over the manufacture or distribution of Designated Products.
         37.4 Notwithstanding any other provision in this Agreement to the contrary, PDS FINANCIAL may terminate this Agreement at any time without further obligation or liability to DIGIDEAL if, in the judgment of PDS FINANCIAL's Compliance Committee, the relationship with DIGIDEAL or DIGIDEAL's principals could subject PDS FINANCIAL to disciplinary action or cause PDS FINANCIAL to lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to PDS FINANCIAL 's business or the business of any PDS FINANCIAL subsidiary.
         37.5 It is the intention, understanding and belief of the parties that the Designated Product shall be considered as associated equipment by the applicable gaming authorities in the respective Designated Territories
(as defined by each Designated Territory's gaming act and/or regulations) where the Designated Product is submitted for regulatory approval. In the event that the applicable gaming authorities of a Designated Territory classify, categorize, declare or opine (formerly or informally) that the Designated Product is a gaming device, gambling device, electronic gaming device or device of similar nature (as defined by the respective Designated Territory's gaming act and/or regulations) thereby imposing more stringent restrictions and/or requirements on the approval of the Designated Product for that particular Designated Territory, the parties agree that this Agreement shall be amended, modified, replaced or terminated in order to accomplish the objectives of the parties as contemplated herein. The parties agree to cooperate with one another and use their best efforts to restructure this Agreement in a manner that will be found acceptable by any applicable gaming authorities expressing objections or concerns.

38.  LICENSING WITH GAMING COMMISSIONS
         38.1 PDS FINANCIAL will be responsible for employing or hiring a compliance director who will have responsibility for gaining or coordinating licensing for both PDS FINANCIAL and the Designated Product by the various gaming commissions or other applicable gaming authorities who are empowered to regulate manufacture, distribution, placement, servicing, repair and use of the Designated Product in the jurisdictions included within the Designated Territories.
         38.2 PDS FINANCIAL shall incur all costs for licensing of PDS FINANCIAL as a manufacturer, distributor or other function provided for in this Agreement as required by the Certifying Authorities. PDS FINANCIAL will pay all fees charged by the gaming authorities with regard to gaining licensing of PDS FINANCIAL or Designated Product. In the event it is determined that DIGIDEAL must be licensed in any or all jurisdictions, DIGIDEAL shall bear all such costs.
         38.3 PDS FINANCIAL shall keep DIGIDEAL reasonably apprised of official actions and significant communications to and from Certifying Authorities concerning licensing of PDS FINANCIAL or Designated Product.
         38.4 If DIGIDEAL undertakes any efforts in the nature of submission or seeking approval from Gaming Laboratories, Inc. with regard to use, manufacture or sale of the Designated Product within the United States of America, then to the extent such effort by DIGIDEAL can be used to facilitate PDS FINANCIAL'S activities under this Agreement, Digideal agrees to make such information available to PDS FINANCIAL for aiding of the efforts to obtain approvals

39.  INSTALLATION, SERVICING AND MAINTENANCE OF DESIGNATED PRODUCT
         39.1 Designated Product which has been placed for rent or sold will be installed by PDS FINANCIAL or a licensee or sublicensee appointed by PDS FINANCIAL.
         39.2 PDS FINANCIAL will also perform servicing, maintenance and repair of Designated Product to maintain the Designated Product in normal and satisfactory operation. PDS FINANCIAL also has the option of training personnel of a casino or other user of the Designated Products to provide servicing and maintenance thereof.
         39.3 PDS FINANCIAL agrees to maintain an adequate number of repair facilities to adequately service the Designated Product, and in any case at least one repair facility for servicing and maintenance of Designated Product.
         39.4 PDS FINANCIAL also agrees to maintain an inventory of spare parts as needed to fulfill the intended maintenance to be performed by PDS FINANCIAL.

40.  TECHNICAL SUPPORT AND REIMBURSEMENT FOR EXPENSES
         40.1 Digideal will make available to PDS FINANCIAL technical support at PDS FINANCIAL's request. 40.2 PDS FINANCIAL will bear all costs for any such services, including travel and other expenses incurred in providing such services.

41.  CONFIDENTIALITY OF DISCLOSURE AND DESIGNATED TECHNOLOGY
         41.1 PDS FINANCIAL agrees that all disclosure from DIGIDEAL to PDS FINANCIAL under this Agreement is done in confidence except for the information contained in The Patents which issue or are published, effective upon the date of issuance or date of publication. All materials embodying Designated Technology shall be maintained in confidence as a trade secret and not disclosed except as expressly allowed in this Agreement. Incidental writings and information included in the materials describing and disclosing Designated Technology are not bound to secrecy and nondisclosure if such writings and information are generally known in the trade or if such writings or information later become generally known in the trade or to the public through no fault of PDS FINANCIAL, and such writings and information do not contain confidential information concerning the Designated Technology.
         41.2 Both parties agree that the other party can disclose confidential information contained in the Designated Technology to: gaming regulatory agencies needing information in connection with obtaining and complying with regulations under their jurisdiction, licensees, sublicensees, investors, financial institutions who are considering loans or investments in the other party. The third parties who are to receive such information will agree to receive such information in confidence, to maintain the secrecy thereof, and to not disclose the content of such information, under at least the same or similar conditions as described above with respect to PDS FINANCIAL.
         41.3 Both parties agree to mark all materials which include confidential information relating to the Designated Technology and that said materials shall be marked "Proprietary", "Confidential", "Secret", or with words of similar meaning.

42.  WARRANTS TO PURCHASE PDS FINANCIAL STOCK

         As additional consideration for the rights granted to PDS FINANCIAL herein, PDS FINANCIAL agrees that Digideal shall receive warrants allowing for purchase of stock in PDS FINANCIAL according to the following conditions.
         42.1 Warrants allowing purchase of one percent (1%) of PDS FINANCIAL's outstanding common stock, as of the effective date of this Agreement, at each such time as sales, rental and other revenue from the Designated Product exceed certain milestones. The milestones provided for in this part are at each increment of Ten Million Dollars of aggregated revenue from the Designated Product; e.g. at 10, 20, 30, 40 and 50 Millions of Dollars of aggregated revenue. The revenue from Designated Product will aggregate on the basis of revenue invoiced less the amount of royalties paid to DIGIDEAL on the same such aggregated revenue. The warrants provided for in this part 42.1 will only allow a total of 4.98 percent of PDS FINANCIAL's issued and outstanding common stock to be purchased by DIGIDEAL. The percent limitation does not apply to other warrants provided below. The aggregated revenue is not limited to any particular period of time except the general limitation provided for in part 42.3.
         42.2 Provided the 50 Million Dollar milestone is achieved, then DIGIDEAL'S shareholders shall receive two warrants or groups of warrants, each to purchase an additional aggregate two and one-half percent (2.5%) of PDS FINANCIAL's outstanding common stock at such time as sales, rental and other revenue from the Designated Product exceed certain percentage amounts computed as a part of total revenue earned by PDS FINANCIAL with regard to all products currently being sold or rented by PDS FINANCIAL. There are two percentage amount levels each of which give rise to such warrants to purchase said two and one-half percent (2.5%). These percentage amount levels are twenty five percent (25%) and (50%). The revenue from Designated Product will be compared with revenue from other products of PDS FINANCIAL on the same basis as PDS FINANCIAL accounts in its financial statements made available to the public or otherwise rendered by PDS FINANCIAL accountants as the proper measure of revenue. The amounts will be considered on a quarterly basis and if the specified percentage amounts are achieved in any quarter, then the warrants provided in this paragraph will be issued.
         42.3 The warrants to purchase shares provided for in this part 42 shall be exercisable within a period of time running from the effective date of this Agreement until five (5) years thereafter. Any of the above warrants not exercised within the five year period will become null and void and of no further force and effect. Digideal shall tender payment at the time of exercising the warrants, and the quantities of stock shares associated with said percentages are determined at the time of purchase.
         42.4 All warrants to purchase shares provided for in this part 42 will be exercisable at a share price equal to the price of PDS FINANCIAL'S common stock at the close of trading on the effective date of this Agreement.

43.  RECIPROCAL WARRANTS TO PURCHASE DIGIDEAL STOCK
         43.1 PDS FINANCIAL shall receive warrants to purchase up to 9.88% of the common stock in DIGIDEAL under the same conditions as specified with regard to warrants received by DIGIDEAL to purchase stock in PDS FINANCIAL. The warrants to purchase DIGIDEAL stock will be exercisable in the same percentages contemporaneously with and triggered by the same milestones as set forth in part 42.
         43.2 All warrants to purchase shares provided for in this part 43 will be exercisable at a share price equal to $1.35 per share.


44.  PATENT APPLICATIONS
         44.1 RIGHTS TO FILE - DIGIDEAL shall have the right to have applications for patents, utility models, design patents and similar forms of legal protection (hereinafter collectively referred to as "patents") filed on all patentable inventions or otherwise protectible interests contained within the Designated Technology. This applies equally to original applications and any foreign or domestic derivative applications directed to Designated Technology.
         44.2 PROSECUTION - PDS FINANCIAL agrees that DIGIDEAL shall have responsibility for preparing, filing and prosecuting any such patent applications, and that all such work shall be done at DIGIDEAL's expense.

45.  REGISTRATION OF LICENSE
         If under the law of any jurisdiction within the Designated Territory, the execution or registration of any registered user or similar agreement in respect of any of the Patents or Designated Technology is required or permitted in order for PDS FINANCIAL to obtain the full benefit of this Agreement, PDS FINANCIAL may, at its own cost and expense, register this Agreement or execute or register the appropriate registered user or similar agreement in order that PDS FINANCIAL shall obtain such full benefits. If the registration of this Agreement is not required, but instead optional or of beneficially effect, then no registration shall occur without the written agreement of DIGIDEAL.

46.  MINIMUM PERFORMANCE BY PDS FINANCIAL
         46.1 PDS FINANCIAL shall under any and all circumstances achieve commercial distribution of Designated Product by fifteen (15) months after the effective date of this Agreement. If commercial distribution has not occurred by within such period, then this Agreement shall automatically terminate upon notice but without any opportunity to cure and without any period to cure this deficiency.

Automatic termination under this provision shall otherwise be subject to the termination provisions of this Agreement.

         46.2 PDS FINANCIAL shall produce results in effecting rental, sale or other revenue associated with Designated Product which gives rise to payment of revenue to DIGIDEAL according to the schedule below. Failure by PDS FINANCIAL to achieve revenue for the specified number of Designated Products shall be deemed a material breach of the contract and shall justify DIGIDEAL in termination under part 62.
         46.3 PDS FINANCIAL shall have Designated Product placed and generating rental or sales revenue during the specified periods, for at least the following number of systems of the Designated Product. A Designated Product system will count in meeting the following requirements if the Designated Product has either been sold during the minimum performance accounting period or if the system is in place generating revenue at the end of the minimum performance accounting period.
             (a0   For the period calendar year 2000, at least 100 systems.
             (b0   For the period calendar year 2001, at least 300 systems.
             (c0   For the period calendar year 2002, at least 700 systems.
             (d0   For the period calendar year 2003, at least 1,400 systems.
             (e0   For the period calendar year 2004, at least 2,000 systems.
         46.4 Should PDS FINANCIAL fail to rent and sell the minimum units described above, then DIGIDEAL shall, at its sole discretion, have the option to either a) terminate this Agreement, or b) convert PDS Financial's rights hereunder so that all rights are non-exclusive.

47.  IMPROVEMENTS AND DEVELOPMENTS IN DESIGNATED TECHNOLOGY
         47.1 IMPROVEMENTS BY DIGIDEAL - Improvements, enhancements and additional inventions relating to the Designated Technology by DIGIDEAL (hereinafter "DIGIDEAL Improvements") shall not be considered within the scope of Designated Technology unless such falls within the scope of The Patents specifically enumerated in part 3.1, 3.2, 3.3, 3.4 and 3.5. PDS FINANCIAL shall have the same rights and obligations with respect to such DIGIDEAL Improvements, starting with the date of actual disclosure to PDS FINANCIAL, as applies to Designated Technology in general under this Agreement. Patent applications on any DIGIDEAL Improvements shall be handled as indicated in part 44.
         47.2 IMPROVEMENTS BY PDS FINANCIAL - Improvements, enhancements and additional inventions relating to the Designated Technology by employees of PDS FINANCIAL (hereinafter "PDS FINANCIAL Improvements"), shall be disclosed to DIGIDEAL within three (3) months of discovery. All rights of any nature or type in any improvements shall initially revert to PDS FINANCIAL. If such improvements fall within the scope of The Patents then DIGIDEAL shall have an option to repurchase under the same terms and conditions as provided for in section 9. PDS FINANCIAL
shall be responsible for filing any patent applications on improvements made by PDS FINANCIAL or its licensees or sublicensees. If DIGIDEAL exercises its option to repurchase in connection with any improvements made by PDS FINANCIAL, or its licensees or sublicensees, then PDS FINANCIAL employees shall provide DIGIDEAL reasonable assistance and cooperation as is necessary to allow DIGIDEAL to file or further pursue any patent applications on PDS FINANCIAL Improvements.
         47.3 IMPROVEMENTS BY LICENSEE OR SUBLICENSEES - Improvements, enhancements and additional inventions relating to the Designated Technology by employees of any licensee or sublicensee (hereinafter "Licensee or Sublicensee Improvements"), shall be governed by the sublicense under which the licensee or sublicensee is licensed. However, as a minimum, all licensees or sublicensees must agree to disclose all such Licensee or Sublicensee Improvements to PDS FINANCIAL within one (1) month of discovery. PDS FINANCIAL agrees to disclose any such Licensee or Sublicensee Improvements to DIGIDEAL within one (1) month of disclosure by a licensee or sublicensee to PDS FINANCIAL. Any patent applications or patents on Licensee or Sublicensee Improvements shall be handled in the same manner as if they are improvements by PDS FINANCIAL.

48.  EMPLOYEE INVENTION AGREEMENTS
         PDS FINANCIAL agrees that all PDS FINANCIAL employees, agents and consultants given access to the Designated Technology shall sign a confidentiality agreement and invention assignment agreement whereby any improvements, enhancements and new inventions relating to the Designated Technology are required to be disclosed and assigned to DIGIDEAL, or to PDS FINANCIAL and PDS FINANCIAL shall reassign such to DIGIDEAL if required by the provisions of part 47.

49.  MARKING OF PRODUCTS EMBODYING PATENT RIGHTS AND COPYRIGHTS
         49.1 PDS FINANCIAL and DIGIDEAL agree that all products and equipment sold, leased or distributed hereunder which is within the scope of any claim issued in a U.S. or foreign patent shall be marked with one or more patent numbers or other notices in a manner consistent with and as required by the laws of the jurisdiction in which the products and equipment are to be sold or otherwise used or distributed. Failure to so mark all patented products and equipment will subject PDS FINANCIAL to liability to DIGIDEAL for losses associated with such failure to mark.
         49.2 PDS FINANCIAL and DIGIDEAL also agree to mark all reproductions, copies and derivative works based on The Copyright Works with notice of the claim to copyrights as required to fully protect The Copyright Works under the laws of the jurisdiction in which the reproductions, copies or derivative works are to be sold or distributed.

         49.3 The provisions of this part shall apply to licensee or sublicensees and all sublicenses shall so provide.
         49.4 PDS FINANCIAL and DIGIDEAL agree to indicate DIGIDEAL's invention of Designated Products and trademark rights in promotional and advertising materials, and on the Designated Products.

50.  ASSIGNMENT AND OWNERSHIP
         50.1 Because of the nature of rights and obligations granted hereunder, neither DIGIDEAL nor PDS FINANCIAL can assign any rights or obligations under this Agreement unless the proposing assignor has received written authorization from the other party.
         50.2 The limitations on assignment of right or obligations provided for in the previous paragraph shall not prevent either PDS FINANCIAL or DIGIDEAL from assigning such rights and obligations as part of the sale of all or substantially all of these parties respective businesses. The possible assignment of rights provided for in this paragraph is only exercisable if the assigning party's obligations will not be materially derogated by the planned assignment. The assigning party must notify the other non-assigning party at least two (2) months before the planned assignment will be effective. The non-assigning party can object to a proposed assignment within one month after being actually notified. Any objection must be submitted in a written objection communicated to the assigning party in a manner similar to notices of breach. The proposed assignment will then be submitted to binding arbitration in accordance with the provisions of part 78.

51.  WARRANTIES OF DIGIDEAL
         51.1 DIGIDEAL makes only the warranties expressly made below.
                  (a) DIGIDEAL warrants that neither DIGIDEAL nor any of its corporate officers has information indicating that the subject matter of The Patents infringes any U.S. or foreign patents.
                  (b) DIGIDEAL makes no other warranties.

52.  DISCLAIMER OF WARRANTIES BY DIGIDEAL
         52.1 DIGIDEAL hereby disclaims all warranties not expressly made herein and further specifically disclaims as set forth below.
                  (a) No warranty or representation is made that practice of the Designated Technology by PDS FINANCIAL or its licensee or sublicensees as allowed under this Agreement will not infringe upon patent or trademark rights of a third party now unknown to DIGIDEAL and/or PDS FINANCIAL.
                  (b) No warranty or representation is made that patent protection will necessarily be obtained on the Designated Technology.

                  (c) No warranty is made to indemnify PDS FINANCIAL for any claims arising from DIGIDEAL's activities under this Agreement.

53.  WARRANTIES OF PDS FINANCIAL
         53.1 PDS FINANCIAL makes only the warranties expressly made below.
                  (a) PDS FINANCIAL warrants that neither PDS FINANCIAL nor any of its corporate officers has information indicating that the subject matter of The Patents infringes any U.S. or foreign patents.
                  (b) PDS FINANCIAL warrants that it will attempt to obtain licensing by state gaming authorities enabling PDS FINANCIAL to perform rental or sales of Designated Product in at least the states of Nevada, Mississippi, and New Jersey by the end of calendar year 2002.
                  (c) PDS FINANCIAL makes no other warranties.

54.  DISCLAIMER OF WARRANTIES BY PDS FINANCIAL
         54.1 PDS FINANCIAL hereby disclaims all warranties not expressly made herein and further specifically disclaims as set forth below.
                  (a) No warranty or representation is made that practice of the Designated Technology by PDS FINANCIAL or its licensee or sublicensees as allowed under this Agreement will not infringe upon patent or trademark rights of a third party now unknown to DIGIDEAL and/or PDS FINANCIAL.
                  (b) No warranty or representation will be made that patent protection will necessarily be obtained on the Designated Technology.
                  (c) No warranty is made to indemnify DIGIDEAL for any claims arising from PDS FINANCIAL's activities under this Agreement.

55.  ENFORCEMENT OF PATENT AND OTHER EXCLUSIVE RIGHTS AGAINST INFRINGERS
         55.1 PDS FINANCIAL shall be primarily responsible for enforcing any patent or other exclusive rights in the Designated Technology against infringers thereof. PDS FINANCIAL shall not be obligated to institute legal proceedings for infringement.
         55.2 DIGIDEAL is empowered to file legal actions or otherwise enforce any of the exclusive rights contained in The Designated Technology if such rights are owned by DIGIDEAL, or if PDS FINANCIAL has decided against taking enforcement action against infringers and the exclusive rights are owned by PDS FINANCIAL. DIGIDEAL shall not be obligated to institute legal proceedings for infringement.
         55.3 If DIGIDEAL and PDS FINANCIAL agree to cooperatively institute legal action against some third party for infringement of the Designated Technology, then each shall share equally in the costs of litigation. Any recovery under such legal actions shall be divided between PDS FINANCIAL and DIGIDEAL between the parties based upon their relative payment of the total litigation costs.
    55.4 If either DIGIDEAL or PDS FINANCIAL do not institute legal action for infringement, then the other may at its election sue for infringement or other cause, except no such action will be taken if the owner of the patent objects to the institution of legal action concerning a patent it owns. Any recovery under such legal actions shall be solely the property of the party pursuing the lawsuit.

56.  NOTIFICATION OF INFRINGEMENT
         PDS FINANCIAL and DIGIDEAL both agree to notify the other within ten
(10) days of becoming aware of any infringement of Designated Technology by third parties.

57.  CLAIMS FROM THIRD PARTIES
         57.1 The parties hereto recognize that various suits or claims may be made by third parties with respect to the Designated Product or with regard to various other aspects of each party's conduct of their respective businesses. Neither party agrees to accept any obligation, liability or responsibility to defend the other in connection with any such claims. Each party hereto will be responsible for their own business and will only have recourse against the other on the basis of any legal claim which may otherwise apply to the dealings between these parties, and no additional obligation, liability or responsibility to defend shall arise out of the specific language of this Agreement. The course of dealings between the parties as represented in this Agreement may affect any legal obligations, liabilities or responsibility to defend as any such duties may be found to otherwise apply under law.
         57.2 Both parties agree that neither party hereto is the proper subject of claim by third parties arising from actions performed by the other party hereto.

58.  COVENANTS NOT TO COMPETE
         58.1 PDS FINANCIAL recognizes that DIGIDEAL has created the Designated Technology and agrees that proprietary information is being conveyed to PDS FINANCIAL in connection with the ongoing business relationship evidenced by this Agreement. If PDS FINANCIAL's rights under this Agreement cease, then PDS FINANCIAL agrees to not compete with DIGIDEAL or DIGIDEAL's authorized distributor of the Designated Technology with regard to sale or rental of the Designated Product. Such agreement not to compete applies for a period of two
(2) years from the discontinuation of PDS FINANCIAL's rights under this Agreement or one (1) year after receipt by DIGIDEAL of all payments owed by PDS FINANCIAL under this Agreement, whichever is later. This applies whether such termination is by action of DIGIDEAL or voluntary action of PDS FINANCIAL. The covenant to not compete applies worldwide.
         58.2 PDS FINANCIAL further agrees to discontinue any use of any confidential information of Digideal's for a period of at least five (5) years from the discontinuation of PDS FINANCIAL's rights under this Agreement. Any use of DIGIDEAL's proprietary information shall only occur thereafter if such proprietary information has entered into the public domain. If such information is not in the public domain then PDS FINANCIAL shall make no use of DIGIDEAL's confidential information whatsoever.
         58.3 DIGIDEAL has employees, and is collaborating with outside technical consultants, both of which will be working to transfer technology to PDS FINANCIAL in connection with development of the Designated Product. In continued development and commercialization of the Designated Product, PDS FINANCIAL agrees not to employ any existing employee, or any employee of DIGIDEAL hired hereafter, or consultant of DIGIDEAL without first receiving authorization from DIGIDEAL. This limitation shall last for a period of three
(3) years after: a) the employee or consultant of DIGIDEAL leaves service of DIGIDEAL, or b) leaves permissive service of PDS FINANCIAL if such service was authorized by DIGIDEAL in furtherance of the Designated Product.
         58.4 DIGIDEAL is developing other gaming products in addition to the Designated Products. PDS FINANCIAL agrees not to produce products which are competitive with other DIGIDEAL products for a period of two (2) years after the termination of PDS FINANCIAL's rights under this Agreement. Products which are competitive with other DIGIDEAL products shall include products produced by DIGIDEAL or a third party authorized by DIGIDEAL, if such products fall within the following definition:
         Gaming systems which utilize automated electronically controlled visual displays which during the play of games include display or cards or symbols which are visually displayed by said visual displays, said gaming systems being adapted for play by at least one dealer and at least one player who are physically present in a single room to play a game using such cards or symbols.

59.  COMPLIANCE WITH EXPORT OF TECHNOLOGY AND OTHER LAWS
         PDS FINANCIAL agrees to comply with all U.S. and foreign government statutes governing import and export of technological information, taxes and other applicable laws. Since the technological information licensed hereunder is initially subject to the laws of the United States, no disclosure to individuals or organizations which constitutes a violation of the export of technology laws or other U.S. or state statute of similar nature or effect, shall occur by PDS FINANCIAL. Any further improvements or inventions which become part of the Designated Technology shall similarly be controlled by U.S. law or the law of any foreign nation in which such inventions or improvements are created, or as otherwise made applicable under such U.S. or foreign law.

60.  CONVERSION TO NON-EXCLUSIVE
         60.1 If during the period of exclusivity and prior to transfer of rights under part 7, PDS FINANCIAL fails to comply with the terms of this Agreement, and such failure or failures are material breaches, then DIGIDEAL may convert one or more of the exclusive rights granted to PDS FINANCIAL hereunder into non-exclusive rights. Conversion shall also be possible if PDS FINANCIAL becomes insolvent, bankrupt, fails to perform, or is for other reason unable to effectively conduct business.
         60.2 Such conversion shall be effected by DIGIDEAL sending a certified letter, return receipt requested, containing a notice of default indicating the failure or breach of this Agreement upon which conversion is to be based. PDS FINANCIAL shall then have a thirty day period to prepare a plan which outlines how the failure or breach will be rectified. DIGIDEAL will then indicate whether DIGIDEAL believes the plan will rectify the failure or breach. PDS FINANCIAL will have a cure period of three (3) months after DIGIDEAL states its position concerning the plan during which to rectify the failure or breach. The three month cure period will start on the date that PDS FINANCIAL receives the position of DIGIDEAL in writing. If PDS FINANCIAL fails to cure within the cure period, then conversion shall occur upon DIGIDEAL's mailing of a notice of conversion after the expiration of the cure period.

61.  EFFECT OF CONVERSION
         61.1 Conversion shall not diminish PDS FINANCIAL's obligation to make payments hereunder.
         61.2 Conversion does not diminish DIGIDEAL's obligations hereunder except that any exclusive rights previously held by PDS FINANCIAL are no longer exclusive.
         61.3 Conversion of this Agreement from exclusive to non-exclusive rights shall not change the status of licenses or sublicenses entered into by PDS FINANCIAL in accordance with this Agreement, unless the licenses or sublicenses are exclusive, in which case they shall become non-exclusive and limited to the same extent as the licenses held after conversion by PDS FINANCIAL.
         61.4 Upon conversion PDS FINANCIAL is also limited and can no longer negotiate new licenses or sublicenses under this Agreement unless authorized by DIGIDEAL on a case-by-case basis and under terms agreeable to DIGIDEAL.
         61.5 The option to repurchase rights under section 9 shall become immediately exercisable upon conversion.

62.  TERMINATION BY DIGIDEAL

         62.1 If PDS FINANCIAL fails to comply with the terms of this Agreement, and such failure or failures are significant and material breaches, then DIGIDEAL may terminate this Agreement and the rights granted to PDS FINANCIAL hereunder. Termination shall also be possible if PDS FINANCIAL becomes insolvent, bankrupt, fails to perform, or is for other reason unable to conduct business. Further, termination shall be possible if any key employee of PDS FINANCIAL is convicted of a crime involving moral turpitude.
         62.2 Without limitation being implied, it is agreed that the significant provisions of the following aspects, sections or parts of this Agreement are sufficient to warrant termination: all requirements to make payments, 9, 37, 38, 39.1, 39.2, 41, 42, 34, 47, 50.
         62.3 Termination shall be effected by DIGIDEAL sending a certified letter, return receipt requested, containing a notice of default indicating the failure or breach of this Agreement upon which termination is to be based. PDS FINANCIAL shall then have a thirty day period to prepare a plan which outlines how the failure or breach will be rectified. DIGIDEAL will then indicate whether DIGIDEAL believes the plan will rectify the failure or breach. PDS FINANCIAL will have a cure period of three (3) months after DIGIDEAL states its position concerning the plan during which to rectify the failure or breach. The three month cure period will start on the date that PDS FINANCIAL receives the position of DIGIDEAL in writing. If PDS FINANCIAL fails to cure within the cure period, then termination shall occur upon DIGIDEAL's mailing of a notice of termination after the expiration of the cure period.

63.  EFFECT OF TERMINATION BY DIGIDEAL
         63.1 Upon termination, all rights of PDS FINANCIAL except for those specifically indicated as continuing, shall terminate.
         63.2 Termination shall not diminish PDS FINANCIAL's obligation to make payments hereunder.
         63.3 Designated Product which is in the process of being sold shall proceed to be sold and installed within a period of thirty (30) days. Sales requiring delivery at a later time than this period shall only be pursued if an agreement has already been entered into, or upon specific authorization from DIGIDEAL.
         63.4 Upon termination, PDS FINANCIAL shall no longer place any additional Designated Product on rental, except with the specific authorization of DIGIDEAL and under terms agreeable to DIGIDEAL.
         63.5 PDS FINANCIAL shall continue to treat revenue in the same manner after termination as prior to termination, except that PDS FINANCIAL shall have no right to any revenue after PDS FINANCIAL fails to provide general customer support, maintenance or repair services.
         63.6 PDS FINANCIAL shall, if otherwise entitled, receive revenue under this Agreement until the sooner of the following events:
              (a) one (1) year after the date of termination;

              (b) until the Designated Product is replaced;
              (c) until the contract under which the Designated Product is placed expires; or
              (d) PDS FINANCIAL stops performing services as required under this Agreement.
         63.7 The option to repurchase rights under section 9 shall become immediately exercisable upon termination and all rights under The Patents shall be reconveyed or otherwise revert to DIGIDEAL.
         63.8 Upon termination, all payments then owed shall become immediately due and payable.
         63.9 Upon termination, PDS FINANCIAL may continue to use previously purchased repair parts and obtain additional repair parts as needed to continue any servicing of customers. However, no refund or setoff for spare parts purchased from DIGIDEAL will be made more than one (1) year after termination.
         63.10 After termination of this Agreement, all rights granted herein shall revert to DIGIDEAL who may assign or license others to use the Designated Technology, Designated Trademarks, or The Copyrights.
         63.11 Upon termination, PDS FINANCIAL agrees to stop all further use of the Designated Technology and turn over to DIGIDEAL all materials which relate to the Designated Technology. PDS FINANCIAL shall be responsible for any damages caused by the unauthorized use of such materials or reproduction materials which are not turned over. Any continued use by PDS FINANCIAL of materials concerning Designated Technology shall be limited to servicing and repair of existing rentals and be specifically authorized by DIGIDEAL.
         63.12 All licenses and sublicenses entered into by PDS FINANCIAL will be assigned or otherwise transferred to DIGIDEAL if PDS FINANCIAL's rights and obligations under this Agreement are terminated, and DIGIDEAL shall accede to all of PDS FINANCIAL's rights in and under the applicable licenses or sublicenses.
         63.13 Upon termination, Designated Technology Rights, Designated Trademark Rights or The Copyrights shall not be licensed or sublicensed without the prior written approval of DIGIDEAL.
         63.14 Termination does not diminish DIGIDEAL's obligations hereunder for those obligations which related to any continued activity of PDS FINANCIAL and are possible of being maintained after termination. Specific limitations and time periods contained in other parts of this Agreement will apply to limit obligations after termination.

64.  TERMINATION BY PDS FINANCIAL
         64.1 PDS FINANCIAL shall have the right to terminate this Agreement for significant, material breaches by DIGIDEAL.
         64.2 Termination shall be effected in a manner the same as or consistent with the procedure set out in part 62.

         64.3 The cure period applicable shall be thirty (30) days under all parts relating to termination by PDS FINANCIAL.

65.  EFFECT OF TERMINATION BY PDS FINANCIAL
         65.1 Termination by PDS FINANCIAL shall result in the same effects of termination as provided for in section 63.
         65.2 Following termination by PDS FINANCIAL, DIGIDEAL shall have no obligation to repay to PDS FINANCIAL any advances or payments paid by PDS FINANCIAL under this Agreement.

66.  MODIFICATION OF AGREEMENT
          No modification of this Agreement shall be valid or binding unless the modification is executed in writing signed by all parties to this Agreement.

67.  NO WAIVER
          No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.

68.  SEVERABILITY
         In the event that any term or provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement and shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal, or unenforceable, had never been contained herein.

69.  FORCE MAJEURE
         If during the performance of obligations under this Agreement, either party is prevented from performance on the basis of labor strike, natural disaster, riot, war, or other causal force which was not reasonably foreseeable or reasonably preventable, then failure by that party to meet its obligation to perform shall be excused until such time as the cause preventing performance is removed and the party can thereafter reasonably perform.

70.  APPLICABLE LAW
         This Agreement shall be construed and governed in accordance with the laws of the State of Nevada, United States of America.

71.  JURISDICTION AND VENUE


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


         The parties hereto agree that jurisdiction and venue shall be proper in Nevada, and as otherwise provided for under law.

72.  NOTICES
         All notices required to be sent to either party shall be in writing and sent by registered or certified mail, postage prepaid, return receipt requested, or by telex or telegram, charges prepaid to the parties at the addresses given hereinabove, or such future addresses as the parties shall designate in writing. Notices can also be communicated by fax but are not considered effective unless the party being notified confirms receipt of the fax in writing or by a return fax indicating receipt of the notice previously sent by fax, or if the sender's confirmation report indicates successful transmission to the other party, unless the receiving party can prove the fax was not received. Payments can be sent by first class mail.

73.  RELATIONSHIP OF THE PARTIES
         This Agreement does not create a partnership or joint venture between the parties and neither party shall have any power to obligate or bind the other in any manner whatsoever, except as specifically expressed in this Agreement.

74.  ATTORNEY'S FEES
         If either of the parties to this Agreement institute arbitration or legal proceedings to enforce the terms of this Agreement, the parties agree that the unsuccessful party to such arbitration or legal proceedings shall pay the reasonable attorney's fees and legal costs of both parties, as the same may be approved by the arbitrator or court having jurisdiction over such proceedings.

75.  INTEGRATION, ENTIRE AGREEMENT
         This instrument constitutes the entire agreement between the parties. Neither party shall be bound by any terms, conditions, understandings, warranties, statements or representations, oral or written, not contained in this Agreement. Both parties hereby acknowledge that the execution of this Agreement was not induced or motivated by any promise or representation made by any other party, other than the promises and representations expressly set forth in this Agreement. All previous negotiations, statements, and preliminary instruments by the parties or their representatives are merged into this Agreement, except as expressly provided herein.

76.  COUNTERPART ORIGINAL AGREEMENTS
         This Agreement shall be executed in multiple original counterparts with each party retaining one copy thereof.

77.  EFFECTIVE DATE OF AGREEMENT AND TERM OF AGREEMENT
         77.1 The effective date of this Agreement is the date as of which this Agreement has been executed by all parties hereto.
         77.2 This Agreement shall terminate when terminated by DIGIDEAL or PDS FINANCIAL as provided in this Agreement. If neither party terminates this Agreement as provided herein, then appropriate provisions of this Agreement shall be applied until complete cessation of all use of The Patents, Designated Trademarks, The Copyrights, and Designated Technology by PDS FINANCIAL or any licensee or sublicensee, or until no further payments are due hereunder, whichever is longer.

78.  ARBITRATION
         78.1 Any controversy or claim arising out of or relating to this Agreement or the breach of any representation, warranty, covenant or agreement contained herein, shall be decided by arbitration in accordance with the Commercial Arbitration Rules ("C.A.R.") of the American Arbitration Association ("A.A.A.") then obtaining, unless the parties otherwise mutually agree in writing. The dispute shall be decided by a panel of three arbitrators (each an "Arbitrator" and collectively, the "Arbitrators") one arbitrator chosen by each DIGIDEAL and PDS FINANCIAL, and the third by the two selected arbitrators in accordance with C.A.R. and A.A.A. The decision and the award of damages rendered by a majority of the Arbitrators shall be final and binding and judgment may be entered upon it in any court having jurisdiction thereof.
         78.2 The arbitration shall be held as promptly as practicable after actual receipt of notice that the other party has filed a notice for arbitration with the A.A.A. (the "Notice") on such a date, and at such a place and time convenient to the parties and to the Arbitrators, except that if the parties cannot agree, the Arbitrators shall decide such date, place and time. The Arbitrators shall make their decision promptly and any award of damages shall be made, unless otherwise mutually agreed by the parties in writing, no later than fifteen (15) days from the date of closing of the hearings or if oral hearings have been waived, from the date of transmitting the final statements and proofs to the Arbitrators.

79.  EXECUTION BY DIGIDEAL - DIGIDEAL CORPORATION

Date:     6/16/99                             By: /s/ MICHAEL J. KUHN
     ---------------------------              ---------------------------
                                                   Michael J. Kuhn, CEO

State of _______________________  )
                                  )  ss
County of ______________________  )

     I certify that I know or have satisfactory evidence that _______________ signed this instrument, and upon oath acknowledged that he had authority to act in behalf of DIGIDEAL Corporation and further acknowledged this instrument to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.


Dated: ____________________________    _______________________________________
                                       Notary Public

                                       Residing at ___________________________

[SEAL]                                 My appointment expires: _______________

80.  EXECUTION BY PDS FINANCIAL - PDS FINANCIAL


Date:   6/16/99                            By: /s/ JOHAN P. FINLEY
     ---------------------------              -------------------------------
                                                   Johan P. Finley
                                                   President
                                                   PDS Financial

State of _______________________  )
                                  )  ss
County of ______________________  )

     I certify that I know or have satisfactory evidence that _______________ signed this instrument, and upon oath acknowledged that he had authority to act in behalf of PDS FINANCIAL and further acknowledged this instrument to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.


Dated: ____________________________    _______________________________________
                                       Notary Public

                                       Residing at ___________________________

[SEAL]                                 My appointment expires: _______________

81.  APPENDIX A - DESIGNATED TRADEMARKS

     The Designated Trademarks at the time of execution include:

DIGITAL 21
DIGITAL CARD
DIGITAL CARDS
DIGIDEAL
DIGIDEALER
DIGITAL DEAL
DIGITAL DEALER
DIGITAL CARD SYSTEM
DCS
SLOTJACK
BONANZA BLACKJACK

82.  APPENDIX B - EXEMPLARY MORTGAGE


                          MORTGAGE OF PATENT RIGHTS

        PDS FINANCIAL does hereby mortgage and grant a security interest to DIGIDEAL in the following pending patent applications and any patents resulting therefrom. The mortgage and security interest granted hereby are used to secure obligations arising under a certain agreement entitled, "AGREEMENT FOR TECHNOLOGY TRANSFER, MANUFACTURE, DISTRIBUTION AND AFFECTING PATENT, TRADEMARK AND COPYRIGHTS" executed between such parties on June 16, 1999 and as modified in accordance with the terms of such agreement. PDS FINANCIAL agrees not to sell, transfer, convey or otherwise encumber any of the patent rights secured by this Mortgage unless agreed to in writing by DIGIDEAL or if done as authorized in said agreement.


Signature


Notary certificate